Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), is made and entered into as of August 21, 2023, by and among Heyu Biological Technology Corporation, a Nevada corporation (“Parent”), Hong Chang Global Investment Holdings Limited, a business company incorporated in the BVI on January 18, 2023 with company number 2116525 (the “Company”), and the shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the Company has an aggregate of 100 issued and outstanding ordinary shares (the “Shares”) outstanding, all of which are held by the Shareholders. Each Shareholder has agreed to transfer all of the Shares to Parent in exchange for 415,582,375 newly issued restricted shares of common stock, par value $0.001 per share, of Parent, following completion of the reverse stock split of Parent (the “Parent Common Stock”);

WHEREAS, the parties hereto agree that the exchange consideration of 415,582,375 Parent Common Stock was arrived at on an arms’ length basis, based on the valuation of Heyu Biological Technology Corporation and Fuqing Hongchang Food Co., Ltd, and with reference to the stock price of Parent on the date of this agreement.

WHEREAS, the exchange of Shares for Parent Common Stock is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code and to qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”);

WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is desirable and in the best interests of the shareholders of their respective companies to effect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES

1.1. Exchange by each Shareholder. At the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to the Parent their Shares free and clear of all Liens in exchange for an aggregate of 415,582,375 restricted shares of Parent Common Stock, in the amounts for each Shareholder set forth in Exhibit B (the “Exchange Consideration”).

1.2. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Sichenzia Ross Ference LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other place, date and time as the parties may mutually determine (the “Closing Date”).

1.3 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE 2

REPRESENTATIONS OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly and only as to itself, represents and warrants to the Parent, as follows:

2.1 Good Title. Each Shareholder is the record and beneficial owner, and has good and marketable title to its Shares (as set forth on Exhibit B), with the right and authority to sell and deliver such Shares to Parent as provided herein. Upon registering of the Parent as the new owner of such Shares in the share register of the Company, the Parent will receive good title to such Shares, free and clear of all Liens.

2.2 Power and Authority. All acts required to be taken by each Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of each Shareholder under this Agreement constitute legal, valid and binding obligations of each Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

2.3 No Conflicts. The execution and delivery of this Agreement by each Shareholder and the performance by each Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

2.4 No Finder’s Fee. Each Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated under this Agreement that the Company or the Parent will be responsible for.

2.5 Purchase Entirely for Own Account. The Parent Common Stock proposed to be acquired by each Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling or otherwise distributing the Parent Common Stock, except in compliance with applicable securities laws.

2.6 Available Information. Each Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

2.7 Non-Registration. Each Shareholder understands that the Parent Common Stock has not been registered under the Securities Act of 1933, as amended and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Shareholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Common Stock in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

2.8 Restricted Securities. Each Shareholder understands that the Parent Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by each Shareholder pursuant hereto, the Parent Common Stock would be acquired in a transaction not involving a public offering. Each Shareholder further acknowledges that if the Parent Common Stock is issued to each Shareholder in accordance with the provisions of this Agreement, such Parent Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

2.9 Legends. Each Shareholder understands that the Parent Common Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.10 Regulation S. Each Shareholder is a non-“U.S. Person” within the meaning of Regulation S under the Securities Act.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as set forth in the disclosure schedules delivered by the Company to Parent (the “Company Disclosure Schedule”) which have been provided to Parent prior to the date hereof:

3.1. Organization, Standing and Corporate Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its incorporation and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2. Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise, other than:

(a) Hong Chang Biotechnologies (HK) Limited, a company incorporated in Hong Kong with registration number 3229677, which is wholly-owned by the Company (“Hongchang HK”);

(b) Fujian Hongjin Biotechnology Co., Ltd., a limited liability company incorporated in the PRC with registration number 91350181MACA7YFE9H, which is wholly-owned by Hongchang HK (“WFOE”); and

(c) Fuqing Hongchang Food Co., Ltd., a company incorporated in the PRC on September 29, 2017 with registration number 91350181MA2YLLW82H, which is wholly-owned by WFOE.

3.3. Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 3.3. Except as set forth in Schedule 3.3, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except on Schedule 3.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

3.4. Corporate Authority; Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Certificate of Incorporation, Bylaws or other organizational or charter documents of the Company (the "Company Charter Documents"), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the Transactions.

3.5. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company and each of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

3.6. Financial Statements.

(a) The Company has provided Parent a copy of the audited consolidated financial statements of the Company for the years ended December 31, 2021 and 2022 and the unaudited consolidated financial statements of the Company for the three months ended March 31, 2023 (the “Company Financial Statements”). The Company Financial Statements fairly present the financial condition of the Company and each of its Subsidiaries at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company and each of its Subsidiaries, fixed or contingent, and of whatever nature, as of the dates indicated.

(b) Since December 31, 2022 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company and each of its Subsidiaries.

(c) Since the Company Balance Sheet Date, the Company and each of its Subsidiaries has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company and each of its Subsidiaries issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and each of its Subsidiaries and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company and each of its Subsidiaries or has incurred or agreed to incur any indebtedness for borrowed money.

3.7. Absence of Certain Changes or Events. Since the Company Balance Sheet Date, the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a) Material Adverse Effect with respect to the Company and each of its Subsidiaries;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Parent;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the Transactions;

(d) incurrence, assumption or guarantee by the Company and each of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e) creation or other incurrence by the Company and each of its Subsidiaries of any Lien on any asset other than in the ordinary course consistent with past practices;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company and each of its Subsidiaries, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company and each of its Subsidiaries or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) material write-offs or write-downs of any Assets of the Company and each of its Subsidiaries;

(i) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company and each of its Subsidiaries;

(j) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company and each of its Subsidiaries;

(k) transaction or commitment made, or any Contract or agreement entered into, by the Company and each of its Subsidiaries relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company and each of its Subsidiaries of any Contract or other right, in either case, material to the Company and each of its Subsidiaries, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l) agreement or commitment to do any of the foregoing.

3.8. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company and each of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

3.9. Litigation; Labor Matters; Compliance with Laws.

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company and each of its Subsidiaries, threatened against or affecting the Company and each of its Subsidiaries or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company and each of its Subsidiaries or prevent, hinder or materially delay the ability of the Company to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company and each of its Subsidiaries having, or which, insofar as reasonably could be foreseen by the Company and each of its Subsidiaries, in the future could have, any such effect.

(b) The Company and each of its Subsidiaries is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company and each of its Subsidiaries.

(c) The conduct of the business of the Company and each of its Subsidiaries complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company and each of its Subsidiaries.

3.10. Benefit Plans. The Company and each of its Subsidiaries is not a party to any Benefit Plan under which the Company and each of its Subsidiaries currently has an obligation to provide benefits to any current or former employee, officer or director of the Company and each of its Subsidiaries, other than as required by applicable law. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.11. Tax Returns and Tax Payments.

(a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company and each of its Subsidiaries have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 3.11, the Company and each of its Subsidiaries is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company and each of its Subsidiaries by a taxing authority in a jurisdiction where the Company and each of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company and each of its Subsidiaries did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its Subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company and each of its Subsidiaries.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of the Company and each of its Subsidiaries or is being asserted against the Company and each of its Subsidiaries, no audit of any Tax Return of the Company and each of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and each of its Subsidiaries and is currently in effect. The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.12. Environmental Matters. The Company and each of its Subsidiaries is in compliance with all Environmental Laws in all material respects. The Company and each of its Subsidiaries has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations which, if determined adversely to the Company and each of its Subsidiaries, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company and each of its Subsidiaries, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company and each of its Subsidiaries or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company and each of its Subsidiaries. The Company and each of its Subsidiaries has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company and each of its Subsidiaries. The Company and each of its Subsidiaries has no liability, absolute or contingent, under any Environmental Laws that if enforced or collected would have a Material Adverse Effect on the Company and each of its Subsidiaries. There are no past, pending or threatened claims under Environmental Laws against the Company and each of its Subsidiaries and the Company and each of its Subsidiaries is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company and each of its Subsidiaries pursuant to Environmental Laws.

3.13. Material Agreements.

(a) Schedule 3.13 lists the following contracts and other agreements (“Material Agreements”) to which the Company and each of its Subsidiaries is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s and each of its Subsidiaries' employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company and each of its Subsidiaries; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company and each of its Subsidiaries of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the Assets of the Company and each of its Subsidiaries, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company and each of its Subsidiaries; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries.

(b) The Company and each of its Subsidiaries has made available to Parent either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 3.13, with respect to each Material Agreement to which the Company and each of its Subsidiaries is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and each of its Subsidiaries and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company and each of its Subsidiaries is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company and each of its Subsidiaries has not repudiated any material provision of the agreement.

3.14. Material Contract Defaults. The Company and each of its Subsidiaries is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the Closing Date to which the Company and each of its Subsidiaries is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Company and each of its Subsidiaries to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness.

3.15. Accounts Receivable. All of the accounts receivable of the Company and each of its Subsidiaries that are reflected on the Company Financial Statements or the accounting records of the Company and each of its Subsidiaries as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

3.16. Reserved.

3.17. Intellectual Property.

(i) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii) Schedule 3.17 sets forth a list and description of the Intellectual Property required for the Company and each of its Subsidiaries to operate, or used or held for use by the Company and each of its Subsidiaries, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and each of its Subsidiaries and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and each of its Subsidiaries and (c) any Software not exclusively owned by the Company and each of its Subsidiaries and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company and each of its Subsidiaries on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii) The Company and each of its Subsidiaries is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company and each of its Subsidiaries in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17) as the same are used, sold, licensed and otherwise commercially exploited by the Company and each of its Subsidiaries, free and clear of all Liens, security interests, encumbrances or any other obligations to others (other than obligations under the license agreements pursuant to which such Intellectual Property is licensed to the Company and each of its Subsidiaries), and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and each of its Subsidiaries and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company and each of its Subsidiaries to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and each of its Subsidiaries and its rights in and to such Intellectual Property are valid and enforceable.

(iv) The Company and each of its Subsidiaries has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company and each of its Subsidiaries of any infringement, misappropriation, or violation by the Company and each of its Subsidiaries of any rights of any third party with respect to any Intellectual Property, and the Company and each of its Subsidiaries is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company and each of its Subsidiaries. The Company and each of its Subsidiaries does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company and each of its Subsidiaries, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v) To the Company's and each of its Subsidiaries' Knowledge, the Company and each of its Subsidiaries has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company and each of its Subsidiaries is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company and each of its Subsidiaries as presently operated and/or the consummation of the Transactions.

(vi) The Company and each of its Subsidiaries has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company and each of its Subsidiaries has a confidentiality obligation).

(vii) The consummation of the Transactions will not adversely affect the right of the Company and each of its Subsidiaries to own or use any Intellectual Property owned, used or held for use by it.

3.18. Board Recommendation. The Board of Directors of the Company has determined that the terms of the Transactions are fair to and in the best interests of the shareholders of the Company.

3.19. Undisclosed Liabilities. The Company and each of its Subsidiaries has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Company Financial Statements, incurred in the ordinary course of business after the Company Balance Sheet Date.

3.20. No Registration of Securities. The Company understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of Exchange Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s and each Shareholder’s representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit C to this Agreement.

3.21. Parent Information. The Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same (“Exchange Act Documents”). The Company further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Company has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Company has carefully considered the potential risks relating to Parent and investing in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its stockholders’ entire investment. Among others, the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents, which are incorporated herein by reference.

3.22. Full Disclosure. All of the representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company and each Shareholder that, except as set forth in Parent Disclosure Schedule:

4.1. Organization, Standing, Corporate Power and Quotation of Common Stock. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Parent has taken all steps required to qualify shares of common stock of Parent, par value $0.001 (“Parent Common Stock”), to become quoted on the OTC Markets under the corporate name and symbol described in Section 8.3(i), including filing of Form 211, and submission of all materials required by the OTC Markets for such quotation. If the Parent has no Subsidiaries, all other references to the Subsidiaries or any of them in this Agreement, shall be disregarded.

4.2. Subsidiaries. The Subsidiaries of the Parent, and the authorized and outstanding capital stock of each are set forth on Schedule 4.2. All of the outstanding capital stock of the Parent’s Subsidiaries are owned by Parent free and clear of all Liens. Other than as set forth on Schedule 4.2, Parent does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3. Capital Structure of Parent

After the reverse stock split of Parent, and immediately prior to the issuance of the Exchange Consideration at Closing, the authorized capital stock of Parent will consist of 2,000,000,000 shares of Parent Common Stock, $0.001 par value, of which no more than approximately 103,247,057 shares of Parent Common Stock will be issued and outstanding, and no shares of Parent Common Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise (except as described below). All outstanding shares of capital stock of Parent and its Subsidiaries are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Parent Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its Subsidiaries. There are no agreements or arrangements pursuant to which the Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Parent with respect to securities of the Parent.

4.4. Corporate Authority; Noncontravention. Parent has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and when delivered by Parent, shall constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent under, (i) the Certificate of Incorporation, Bylaws, or other charter documents of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Parent, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Parent, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the Transactions.

4.5. Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, or the consummation by Parent of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

4.6. SEC Documents; Undisclosed Liabilities; Financial Statements.

(a) Parent has filed with the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents as required under the Exchange Act and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

(b) Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth in this Agreement, since December 31, 2022 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent.

(c) Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, Parent has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent and, has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent or has incurred or agreed to incur any indebtedness for borrowed money.

4.7. Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth on Schedule 4.7, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a) Material Adverse Effect with respect to Parent;

(b) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without prior consent of the Company;

(c) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the Transactions;

(d) incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e) creation or other incurrence by Parent of any Lien on any asset other than in the ordinary course consistent with past practices;

(f) labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h) material write-offs or write-downs of any Assets of Parent;

(i) damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on Parent;

(j) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to Parent;

(k) transaction or commitment made, or any Contract or agreement entered into, by the Parent relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Parent or any Contract or other right, in either case, material to the Parent, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l) agreement or commitment to do any of the foregoing.

4.8. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

4.9. Litigation; Labor Matters; Compliance with Laws.

(a) There is no suit, action or proceeding or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

(b) Parent is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Parent.

(c) The conduct of the business of Parent complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

4.10. Benefit Plans. Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

4.11. Tax Returns and Tax Payments.

(a) Parent and each of its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Parent and each of its Subsidiaries has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Parent or any of its Subsidiaries by a taxing authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Parent Balance Sheet Date, Parent has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Parent and its Subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of Parent or any of its Subsidiaries or is being asserted against Parent or any of its Subsidiaries, no audit of any Tax Return of Parent or any of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its Subsidiaries and is currently in effect. Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.12. Environmental Matters. Each of Parent and its Subsidiaries is in compliance with all requisite Environmental Laws in all material respects. Neither Parent nor any of its Subsidiaries has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent or any of its Subsidiaries, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each of Parent and its Subsidiaries holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on Parent, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Parent or any of its Subsidiaries. Each of Parent and its Subsidiaries has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Parent or any of its Subsidiaries. Each of Parent and its Subsidiaries has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on Parent or any of its Subsidiaries. There are no past, pending or threatened claims under Environmental Laws against Parent or any of its Subsidiaries and each of Parent and its Subsidiaries is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent or any of its Subsidiaries pursuant to Environmental Laws.

4.13. Material Contract Defaults. The Annual Report on Form 10-K for the Parent for the year ended December 31, 2022 lists the Parent’s Material Contracts. Parent is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Parent Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is effective as of the Closing Date to which the Parent or its Subsidiaries is a party which is required to be disclosed on Form 10-K under the SEC rules.

4.14. Accounts Receivable. All of the accounts receivable of Parent that are reflected in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

4.15. Properties. Each of Parent and its Subsidiaries has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Parent or its Subsidiaries are held by them under valid, subsisting and enforceable leases of which each of Parent and its Subsidiaries is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.16. Intellectual Property. Each of Parent and its Subsidiaries owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Parent’s and its Subsidiaries’ licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of Parent, none of Parent’s or its Subsidiaries’ Intellectual Property infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or each of its successors.

4.17. Board Determination. The Board of Directors of Parent has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of Parent and its stockholders.

4.18. Due Authorization. Parent represents that the issuance of the Exchange Consideration will be in compliance with the Nevada General Corporation Law and the Certificate of Incorporation and Bylaws of Parent. The Exchange Consideration has been duly and validly authorized and, upon issuance in accordance with this Agreement, will be duly issued, fully paid and nonassessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws).

4.19. Reserved.

4.20. Full Disclosure. All of the representations and warranties made by Parent in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by Parent at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Company or its representatives by or on behalf of Parent or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1. Conduct of the Company Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, and shall procure each of its Subsidiaries not to, unless agreed to in writing by Parent:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company or each of its Subsidiaries;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

5.2. Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and the Company will use its commercially reasonable efforts to cause the Transactions to be consummated.

5.3. No Other Negotiations. As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

5.4. Access. The Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company’s and each of its Subsidiaries’ properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request.

5.5. Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to Parent.

ARTICLE 6

COVENANTS OF THE PARENT

6.1. Conduct of the Parent Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Parent shall not, unless agreed to in writing by the Company:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Parent;

(e) make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

6.2. Access. Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Parent’s properties, books, contracts, commitments, personnel and records and, during such period, the Parent shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

6.3. Notification of Certain Matters. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.4. Director and Officer Appointments. As of the Closing Date, Parent shall have taken all action, including compliance with Rule 14f-1 under the Exchange Act, if applicable, to cause (a) the persons as set forth on Schedule 6.4 to be appointed Parent’s directors and officers, and (b) the current officers and directors of Parent as set forth on Schedule 6.4 to resign from Parent.

6.5. Satisfaction of Conditions Precedent. During the term of this Agreement, Parent will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and Parent will use its commercially reasonable efforts to cause the Transactions to be consummated.

6.6. Delivery of Certificates for Exchange Consideration. Within 10 business days of the Closing, the Parent shall deliver or cause to be delivered to each Shareholder certificates for the Exchange Consideration.

6.7. No Other Negotiations. As of the date of this Agreement, the Parent has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Parent to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Parent shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any Alternative Acquisition, (b) provide information with respect to the Parent to any Person, other than Company and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Company and its Affiliates, (c) enter into an agreement with any Person, other than Company and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Company and its Affiliates.

If the Parent receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Parent, the Parent shall promptly notify Company thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Company promptly informed of any developments with respect to same.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1. Notices of Certain Events. The Company and Parent shall promptly notify each party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Entity in connection with the Transactions; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the Transactions or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to any party hereunder.

7.2. Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law.

7.3. Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. Parent and the Company agree that the Company will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Transactions or the surrender of the Shares pursuant thereto (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

7.4. Reasonable Efforts. The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Transactions or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.5. Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the Transactions.

7.6. Regulatory Matters and Approvals. Each of the parties hereto will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.5 and 4.5 above.

7.7. Transfer Restrictions.

(a) The Company realizes that the Exchange Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company agrees that the Exchange Consideration will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws, and with an opinion of transferor’s counsel to such effect, the substance of which shall be reasonably acceptable to the Parent and Parent’s transfer agent, provided that the Exchange Consideration may be pledged in connection with a bona fide margin account secured by such securities. The Company understands that the Exchange Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Exchange Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b) To enable Parent to enforce the transfer restrictions contained in Section 7.7(a), the Company hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Common Stock with respect to the Exchange Consideration, including, without limitation, the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

7.8. Current Report. Parent shall file a Current Report on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Transactions and pro forma financial statements of Parent and the Company and audited financial statements of the Company as required by Regulation S-K under the Securities Act (the “8-K Report”). The Company agrees to provide any necessary information for preparation of 8-K Report.

ARTICLE 8

CONDITIONS TO CLOSING

8.1. Condition to Obligation of Each Party to Effect the Transactions. The respective obligations of Parent, each Shareholder and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Transactions contemplated herein shall be in effect; provided, however, that each of Parent and the Company shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b) Stockholder Representation Letters. Each Shareholder shall have executed and delivered to Parent and Company a stockholder representation letter in substantially the form attached hereto as Exhibit C and Parent and Company shall be reasonably satisfied that the issuance of Parent Common Stock pursuant to the Transactions is exempt from the registration requirements of the Securities Act.

8.2 Additional Conditions to Obligations of Parent. The obligations of Parent to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of the Company and each Shareholder contained in this Agreement and in any certificate or other writing delivered to Parent pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

(b) Agreements and Covenants. The Company and each Shareholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

(c) Certificate of Secretary or officer. The Company shall have delivered to Parent a certificate executed by the Secretary or officer of the Company certifying: (i) resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement and the Transactions; (ii) the Company Charter Documents as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

(f) Company Financial Statements. Parent shall have received from the Company the Company Financial Statements and pro forma financial statements for the periods and in form and content required to be included in the 8-K Report.

(g) Delivery of Share Certificates. Each Shareholder shall have delivered to the Parent (i) certificates representing the Shares, together with other instrument of transfers for the transfer of the Shares to the Parent and (ii) such other proof of ownership and document for transfer as shall be reasonably acceptable to the Parent.

8.3 Additional Conditions to Obligations of the Company and each Shareholder. The obligations of the Company and each Shareholder to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

(b) Agreements and Covenants. Parent shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

(c) Certificate of Secretary or officer. Parent shall have delivered to the Company a certificate executed by the Secretary or officer of Parent certifying: (i) resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement and the Transactions (including the authorizations described in Section 4.18 above); (ii) the Certificate of Incorporation and Bylaws of Parent as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent.

(e) Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on Parent, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Parent conducts operations.

(f) Transactions Capitalization. Immediately after the Closing, the authorized capital stock of Parent shall consist of 2,000,000,000 shares of Parent Common Stock of which there will be approximately 518,829,432 issued and outstanding shares of Parent Common Stock.

(g) Officers and Directors. Parent shall have delivered to the Company, in compliance with Rule 14f-1 under the Exchange Act, if applicable, evidence of appointment of those new directors and officers as further described in Section 6.4. Parent shall also have delivered to the Company, in compliance with Rule 14f-1 under the Exchange Act, if applicable, a letter of resignation executed by each Parent officer and director further described in Section 6.4 to be effective upon the Closing Date.

(h) Reserved.

(i) Common Stock. As of the Closing Date, the Parent Common Stock shall be eligible for clearance through the book-entry system of The Depository Trust Corporation and Parent will have filed all materials and fulfilled all requirements for the Parent Common Stock to be quoted on the OTC Markets under the name “Heyu Biological Technology Corporation” under the symbol “HYBT” or such other symbol that is acceptable to the Company.

(j) Exchange Act Reporting. Parent will have made all required filings with the SEC under the Exchange Act, and such filings will have complied in all material respects with applicable requirements under the Exchange Act.

ARTICLE 9

TERMINATION

9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

(b) by either the Company or Parent, if the other party (which, in the case of Company, shall mean Company or any Shareholder) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Transactions;

(c) by any party, if all the conditions to the obligations of such party for Closing the Transactions shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d) by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable;

As used herein, the “Final Date” shall be July 20, 2024.

9.2. Notice of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

9.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or email addresses specified below (or at such other address or email address for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a) If to Parent:

Heyu Biological Technology Corporation

Room 903&904, Huli Building,

619 Sishui Street,

Huli District, Xiamen City,

Fujian Province, China 361009

Email:

with a copy to (which shall not constitute notice):

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attn : Benjamin Tan, Esq.
Email:

(b) If to the Company or any Shareholder:

Hong Chang Global Investment Holdings Limited

2/F, Original Management Committee Building, Yuanhong Investment Zone, Donggao Village, Chengtou Town, Fuqing City, Fuzhou City, Fujian Province, 350300, PRC
Email:

The Company hereby undertakes to forward immediately (by the means set forth in Section 10.1(a), (b), (c) or (d) above) to any Shareholder any notice provided to it by the Parent to such Shareholder in accordance with this Section 10.1 to the address of such Shareholder as appears on the Company’s shareholder register, provided that any such delivery by the Parent to such Shareholder shall be deemed effective on the day that is twice the number of days (or business days, as applicable) set forth in Section 10.1(b), (c) or (d) above.

10.2. Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing consent signed by each of the parties.

10.3. Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

10.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.7. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

10.8. Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.9. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

10.10. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to Contracts that are executed and performed in New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

10.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.12. Attorneys’ Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.13. Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing ; (b) has authority to enter into and sign the Agreement; and (c) enters into and signs the same by its own free will.

10.14. Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

10.15. Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Parent, the Company and/or Shareholders, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule.

10.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Shareholder, Parent and the Company will be entitled to specific performance under this Agreement. Each of the parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.17 Independent Nature of each Shareholder's Obligations and Rights. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder (or, for the avoidance of doubt, with the obligations of the Company or the Parent under this Agreement), and each Shareholder shall not be responsible in any way for the performance of the obligations of any other Shareholder party to this Agreement (or, for the avoidance of doubt, the performance of the obligations of the Company or the Parent under this Agreement). Nothing contained herein and no Shareholder action taken by any Shareholder pursuant hereto, shall be deemed to constitute such Shareholder as a party to or member of a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that any Shareholder is in any way acting in concert or as a group with any of the other parties hereto with respect to such obligations or the transactions contemplated by this Agreement. No party is in any way whatsoever authorized to bind any other party hereto. Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties have caused this Share Exchange Agreement to be executed as of the date first written above them or their respective officers thereunto duly authorized.

Parent:

HEYU BIOLOGICAL TECHNOLOGY CORPORATION, a Nevada corporation

By:	/s/ Ban Siong Ang
Name:	Ban Siong Ang
Title:	Director

Company:

Hong Chang Global Investment Holdings Limited, a BVI company

By:	/s/ Zengqiang Lin
Name:	Zengqiang Lin
Title:	Director

Shareholders:

Zengqiang Investment Limited, a BVI company

By:	/s/ Zengqiang Lin
Name:	Zengqiang Lin
Title:	Director

Hong Jin Investment Limited, a BVI company

By:	/s/ Zhenzhu Lin
Name:	Zhenzhu Lin
Title:	Director

Signature Page to Share Exchange Agreement

EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning set forth in Section 3.15 of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” means any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or the Parent (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Transactions, including a firm proposal to make such an acquisition.

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning set forth in Section 3.10 of the Agreement.

“BVI” means the British Virgin Islands.

“Closing” shall have the meaning set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning set forth in Section 3.6(b) of the Agreement.

“Company Disclosure Schedule” shall have the meaning set forth in the opening paragraph of Article 3 of the Agreement.

“Company Financial Statements” shall have the meaning set forth in Section 3.6(a) of the Agreement.

“Company Material Contract” shall have the meaning set forth in Section 3.14 of the Agreement.

“Company Stock” means the total outstanding capital stock of the Company as of the Closing Date.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyrights” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

“Electronic Delivery” shall have the meaning set forth in Section 10.11 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange Act” has the meaning set forth in Section 3.5 of the Agreement.

“Exchange Act Documents” has the meaning set forth in Section 3.21 of the Agreement.

“Exchange Consideration” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Final Date” shall have the meaning set forth in Section 9.1 of the Agreement.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Intellectual Property” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Marks” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Agreement” shall have the meaning set forth in Section 3.13 of the Agreement.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract Default” means a default under any Material Agreement which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that Material Agreement) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Material Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Accounts Receivable” shall have the meaning set forth in Section 4.14 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning set forth in Section 4.6(b) of the Agreement.

“Parent Common Stock” shall have the meaning set forth in Section 4.1 of the Agreement.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning set forth in Section 4.13 of the Agreement.

“Parent SEC Documents” shall have the meaning set forth in Section 4.6(a) of the Agreement.

“Patents” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“SEC” shall have the meaning set forth in Section 4.6(a) of the Agreement.

“Securities Act” shall have the meaning set forth in Section 3.3 of the Agreement.

“Share” or “Shares” shall have the meaning set forth in the Recitals of the Agreement.

“Shareholders” shall have the meaning set forth in the Preamble.

“Software” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Tax” or “Taxes” shall have the meaning set forth in Section 3.11(c) of the Agreement.

“Tax Return” shall have the meaning set forth in Section 3.11(c) of the Agreement.

“Technology” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Trade Secrets” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Transaction Documents” means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

“Transactions” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Transfer” shall have the meaning as set forth in Section 7.7(a) of the Agreement.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of the Agreement.

“8-K Report” shall have the meaning as set forth in Section 7.8 of the Agreement.

EXHIBIT B

Shareholders of Hong Chang Global Investment Holdings Limited

Name of Shareholder	Number of Company Shares Being Exchanged	Number of Shares of Parent Common Stock to be Received by Shareholder	Indicate if such Shareholder is a non- U.S. Person
Zengqiang Investment Limited	70 ordinary shares	353,322,843	Yes
Hong Jin Investment Limited	30 ordinary shares	62,259,532	Yes
TOTAL	100 ordinary shares	415,582,375

B-1

EXHIBIT C

Stockholder Representation Letter

C-1

COMPANY DISCLOSURE SCHEDULE

PARENT DISCLOSURE SCHEDULE

D-1

SCHEDULE 6.4

D-2